Exhibit 99.2

FOR IMMEDIATE RELEASE

Timberline Resources Announces Loan Agreement

Coeur d’Alene, Idaho – May 10, 2019 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it proposes to enter into a loan agreement (the “Loan Agreement”) with William Matlack (the “Lender”). Under the Loan Agreement, the Lender will loan to Timberline up to US$250,000 (the “Principal Sum”), with the Principal Sum bearing interest at an annual rate of 18%, compounded monthly. The loan is unsecured and the Principal Amount and accrued interest will become due for repayment on November 7, 2020, but may be repaid early without penalty. The Lender is an arm’s length party to the Company.  Amounts drawn under the Loan Agreement will be used for exploration expenditures, annual property holding costs, and working capital requirements of the Company.

Pursuant to the terms of the Loan Agreement, the Company will issue to the Lender that number of non-transferrable common share purchase warrants of the Company (the “Warrants”) that is equal to 100% warrant coverage of the Principal Sum, determined by dividing the Principal Sum by the Company’s last closing share price on the TSX Venture Exchange (“TSX-V”) prior to the effective date of the Loan Agreement.  The Company has applied to the TSX-V for the listing of common shares issuable upon the exercise of the Warrants. The Warrants constitute a “loan bonus” pursuant to TSX-V Policy 5.1 – Loans, Bonuses, Finder’s Fees and Commissions and remain subject to TSX-V acceptance.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold and copper exploration and development projects in Nevada, including its 23 square-mile Eureka property, comprised of the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies; and as the expected operator of two joint venture projects - the Paiute project joint venture with a subsidiary of Barrick Gold, and the Elder Creek project joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.   Timberline’s owned and controlled mineral rights in Nevada total over 43 square miles (24,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the proposed loan agreement, the lender, the amount of the loan, the interest rate, the repayment date, early repayment, use of loan proceeds, issuance and terms of warrants, the advancement of projects, exploration potential, and increases to the Company’s owned and controlled mineral rights.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the

Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com